Exhibit 99.1


                   AMENDED AND RESTATED JOINT FILING AGREEMENT
                   -------------------------------------------

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of the undersigned a statement on Schedule 13G with respect to the Common Stock, par value $0.001 per share, of Endwave Corporation, and further agree that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned further agree that each party hereto shall be responsible for the timely filing of such statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein, but shall not be responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

Dated:  January 4, 2008


                                     EAGLEROCK CAPITAL MANAGEMENT, LLC


                                     By: /s/ Nader Tavakoli
                                         ---------------------------------------
                                         Nader Tavakoli, Managing Member



                                     EAGLEROCK INSTITUTIONAL PARTNERS, LP

                                     By:  EagleRock Institutional GP, LLC,
                                          its general partner


                                     By: /s/ Nader Tavakoli
                                         ---------------------------------------
                                         Nader Tavakoli, Managing Member



                                     By: /s/ Nader Tavakoli
                                         ---------------------------------------
                                         Nader Tavakoli




                    [JOINT FILING AGREEMENT FOR SCHEDULE 13G
                      WITH RESPECT TO ENDWAVE CORPORATION]